EXHIBIT 12

                    COMPUTATION OF RATIO OF MARGINS TO FIXED
                    CHARGES AND PREFERRED DIVIDENDS COMBINED




                                                          AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                               FOR THE YEARS ENDED JUNE 30,
                                                                  (THOUSANDS OF DOLLARS)

                                                1997         1996          1995         1994         1993
                                            ----------    ---------    -----------   ---------    ----------
Margins before income taxes and
member refunds............................. $   16,583    $  21,070    $   (6,053)   $   4,833    $   17,395

Fixed charges - Interest...................     64,432       63,721        56,507       49,849        49,128
              - Rentals....................      3,772        3,004         2,789        2,298         2,610
                                            ----------    ---------    -----------   ---------    ----------
Total fixed charges........................     68,204       66,725        59,296       52,147        51,738
                                            ----------    ---------    -----------   ---------    ----------
Adjusted net margins....................... $   84,787    $  87,795    $   53,243    $  56,980    $   69,133
                                            ==========    =========    ===========   =========    ==========

Ratio of adjusted net margins to total
fixed charges..............................        1.2          1.3        (a)             1.1           1.3
                                            ==========    =========    ===========   =========    ==========

Deficiency of adjusted net margins to
total fixed charges........................       N/D         N/D      $    6,053        N/D           N/D
                                            ===========   ==========   ===========   ==========   ==========

Fixed charges and preferred dividends combined:
Preferred dividend factor:
   Preferred dividend requirements......... $    4,115    $   4,255    $    4,654    $   4,909    $    4,130
   Ratio of pre-tax margins to
   after-tax margins*......................      64.3%        52.9%         71.1%        13.5%        143.0%
   Preferred dividend factor on
   pre-tax basis...........................      6,400        8,043         6,546       36,363         2,888

Total fixed charges (above)................     68,204       66,725        59,296       52,147        51,738
                                            ----------    ---------    ----------    ---------    ----------

Fixed charges and preferred dividends
combined................................... $   74,604    $  74,768    $   65,842    $  88,510    $   54,626
                                            ==========    =========    ==========    =========    ==========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined**.................................        1.1          1.2        (b)          (b)              1.3
                                            ==========    =========    ==========    =========    ==========

Deficiency of adjusted net margins to
fixed charges and preferred dividends
combined...................................      N/D          N/D      $   12,599    $  31,530         N/D
                                            ==========    =========    ==========    =========    ==========


* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net margin divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net margins are inadequate to cover total fixed charges.

(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.

                    COMPUTATION OF RATIO OF MARGINS TO FIXED
                    CHARGES AND PREFERRED DIVIDENDS COMBINED



                                                                   AGWAY INC. (PARENT)
                                                              FOR THE YEARS ENDED JUNE 30,
                                                                 (THOUSANDS OF DOLLARS)

                                                1997         1996          1995         1994         1993
                                            -----------   ----------   -----------   ----------   ----------
Margins before income taxes and
member refunds............................. $    3,535    $  24,106    $    4,600    $ (17,330)   $    4,501

Fixed charges - Interest...................      6,792        7,156         5,874       14,985         8,282
              - Rentals....................      2,074        1,506         1,960        1,183           755
                                            -----------   ----------   -----------   ----------   ----------
Total fixed charges........................      8,866        8,662         7,834       16,168         9,037
                                            -----------   ----------   -----------   ----------   ----------
Adjusted net margins....................... $   12,401    $  32,768    $   12,434    $  (1,162)   $   13,538
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net margins to total
fixed charges..............................        1.4          3.8           1.6       (a)              1.5
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net margins to
total fixed charges........................      N/D          N/D           N/D      $  17,330         N/D
                                            ===========   ==========   ===========   ==========   ==========
Fixed charges and preferred dividends combined:
 Preferred dividend factor:
   Preferred dividend requirements......... $    4,115    $   4,255    $    4,654    $   4,909    $    4,130
   Ratio of pre-tax margin to
   after-tax margins*......................     323.6%        90.9%      (291.2%)       214.5%        404.4%
   Preferred dividend factor on............
   pre-tax basis...........................      1,272        4,681        (1,598)       2,289         1,021

Total fixed charges (above)................      8,866        8,662         7,834       16,168         9,037
                                            -----------   ----------   -----------   ----------   ----------

Fixed charges and preferred dividends
combined................................... $   10,138    $  13,343    $    6,236    $  18,457    $   10,058
                                            ===========   ==========   ===========   ==========   ==========

Ratio of adjusted net margins to fixed
charges and preferred dividends
combined**.................................        1.2          2.5           2.0       (b)              1.3
                                            ===========   ==========   ===========   ==========   ==========

Deficiency of adjusted net margins to
fixed charges and preferred dividends......      N/D          N/D           N/D      $  19,619         N/D
                                            ===========   ==========   ===========   ==========   ==========

* Represents pre-tax adjusted net margin from continuing operations divided by after-tax margin, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net margin divided by fixed charges and preferred dividends combined.

N/D       No deficiency.

(a)      Adjusted net margins are inadequate to cover total fixed charges.

(b) Adjusted net margins are inadequate to cover total fixed charges and preferred dividends combined.